UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 27, 2013

____________________

COMMUNITY SHORES BANK CORPORATION
 (Exact name of registrant as specified in its charter)

Michigan	000-51166	38-3423227
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

1030 W. Norton Avenue, Muskegon, Michigan	49441
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	231-780-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Changes in Registrant’s Certifying Accountants.

On March 27, 2013, the Audit Committee of Community Shores Bank Corporation (the “Company”), which is comprised entirely of independent directors, completed its proposal process for selection of an independent registered public accounting firm for the 2013 fiscal year. The Audit Committee selected BDO USA, LLP (“BDO”). The selection and engagement of BDO is subject to BDO’s client acceptance procedures. On the same date, the Audit Committee decided to dismiss Crowe Horwath LLP (“Crowe”) as its independent registered public accounting firm. Crowe was informed that it would not be engaged for the 2013 fiscal year on March 28, 2013.

During the two most recent fiscal years ended December 31, 2012 and 2011, the audit reports of Crowe did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. However, the 2012 and 2011 reports did raise substantial doubt as to the ability of the Company to continue as a going concern.

During the two most recent fiscal years ended December 31, 2012 and 2011 and through the date that Crowe was advised of their dismissal there have been no disagreements between the Company and Crowe on any matters of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Crowe, would have caused Crowe to make reference to the subject matter of the disagreement in connection with its reports. During the aforementioned period, there were no “reportable events” as defined in Item 304 (a) (1) (iv) or (v) of Regulation S-K of the Securities Exchange Act of 1934.

During the two most recent fiscal years ended December 31, 2012 and 2011 and through the date we selected BDO as our independent registered public accounting firm, neither the Company nor anyone on behalf of the Company consulted with BDO with respect to any accounting or auditing issues involving the Company including the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was the subject of a disagreement or a reportable event as defined in Item 304 (a) (1) (iv) or (v) of Regulation S-K of the Securities Exchange Act of 1934.

A copy of Crowe’s letter to the SEC dated March 29, 2013 regarding the above disclosures is filed as Exhibit 16 to this report

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors;Appointment of Principal Officers.

On March 27, 2013, Steven P. Moreland, a member of the Boards of Directors of Community Shores Bank Corporation (the "Company") and its wholly-owned subsidiary, Community Shores Bank (the "Bank"), advised the Company and the Bank that due to a significant increase in professional responsibilities he will not stand for reelection.  Mr. Moreland’s decision not to stand for reelection is not a result of any disagreement with us relating to our operations, polices or practices.  Mr. Moreland will continue to serve as a member of both boards until his term expires at the conclusion of the Annual Shareholder’s Meeting to be held on May 16, 2013.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number                                                                           Description

16	Letter to Securities and Exchange Commission from Crowe Horwath LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY SHORES BANK CORPORATION

By:	/s/ Tracey A. Welsh
Tracey A. Welsh
Senior Vice President,
Chief Financial Officer and Treasurer

Date:  April 2, 2013

EXHIBIT INDEX

Exhibit Number                                                                           Description

16	Letter to Securities and Exchange Commission from Crowe Horwath LLP